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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                JANUARY 31, 2002
                (Date of Report--Date of Earliest Event Reported)



                                D.R. HORTON, INC.
             (Exact Name of Registrant as Specified in its Charter)



               DELAWARE                                 1-14122                              75-2386963
---------------------------------------- -------------------------------------- --------------------------------------
     (State or Other Jurisdiction              (Commission File Number)           (IRS Employer Identification No.)
           of Incorporation)
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           1901 ASCENSION BOULEVARD, SUITE 100, ARLINGTON, TEXAS 76006
           -----------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (817) 856-8200
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

On January 31, 2002, D.R. Horton, Inc., a Delaware corporation ("D.R. Horton"), entered into a four-year, unsecured, revolving credit facility with several banks to replace its credit facility that had been scheduled to mature in April
2002. The facility is guaranteed by substantially all of D.R. Horton's subsidiaries other than its financial services subsidiaries. The new facility provides for revolving loans of up to $775 million, of which $125 million may be used for letters of credit, and is expected to increase by $20 million after the closing of D.R. Horton's pending acquisition of Schuler Homes, Inc. Available credit under the new facility is subject to limitations based on specified percentages of the costs of unsold homes, developed lots and lots under development included in inventory and the amount of other senior, unsecured indebtedness. Initially, the full amount of the facility was available to D.R.
Horton. Outstanding borrowings under the facility will bear interest at a fluctuating rate based upon LIBOR; the initial interest rate for such borrowings is 1.625% over LIBOR. The new facility also contains various operating and financial covenants that are substantially similar to the prior credit facility.
The revolving credit agreement for the new facility is filed as Exhibit 10.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)               EXHIBITS.

                  10.1     Revolving Credit Agreement dated as of January 31,
                           2002, by and among D.R. Horton, Bank of America,
                           N.A., as administrative agent and letter of credit issuer, and the lenders named therein.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 31, 2002

                               D. R. Horton, Inc.


                               By:      /s/ SAMUEL R. FULLER
                                  ---------------------------------------------
                                        Samuel R. Fuller
                                        Executive Vice President, Treasurer,
                                        and Chief Financial Officer





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                                  EXHIBIT INDEX


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
EXHIBIT
NUMBER          EXHIBIT
------          -------

  10.1 Revolving Credit Agreement dated as of January 31, 2002, by and among D.R. Horton, Bank of America, N.A., as administrative agent and letter of credit issuer, and the lenders named therein.
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